UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 31, 2017

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported in our Current Reports on Form 8-K filed on August 8, 2017, September 22, 2017, September 29, 2017 and October 31, 2017, we, through GAHC4 Central FL Senior Housing Portfolio, LLC, our wholly-owned subsidiary, entered into two purchase and sale agreements, as amended, with NIC 5 Spring Haven Owner LLC, NIC 5 Lake Morton Plaza Owner LLC, NIC 5 Renaissance Retirement Owner LLC, NIC 5 Forest Oaks Owner LLC, NIC 4 Bayside Terrace Owner LLC, NIC 4 Balmoral Owner LLC, NIC 4 Bradenton Oaks Owner LLC, NIC4 The Grande Owner LLC and NIC 4 Spring Oaks Owner LLC, or sellers, and NIC 5 Spring Haven Leasing LLC, NIC 5 Lake Morton Plaza Leasing LLC, NIC 5 Renaissance Retirement Leasing LLC, NIC 5 Forest Oaks Leasing LLC, NIC 4 Bayside Terrace Leasing LLC, NIC 4 Balmoral Leasing LLC, NIC 4 Bradenton Oaks Leasing LLC, NIC 4 The Grande Leasing LLC and NIC 4 Spring Oaks Leasing LLC, or existing operators, for the purchase of Central Florida Senior Housing Portfolio for an aggregate contract purchase price of $109,500,000, plus closing costs.

On November 1, 2017, we, through a joint venture, in which we effectively own an approximate 98.0% interest and serve as the managing member of, with MStar Peninsula Holdings, LLC, an affiliate of Meridian Senior Living, LLC, acquired Central Florida Senior Housing Portfolio from sellers and existing operators, unaffiliated third parties, for an aggregate contract purchase price of $109,500,000, plus closing costs. We used cash proceeds from our initial public offering and borrowings under our revolving line of credit with Bank of America, N.A. and KeyBank, National Association, as amended pursuant to Item 2.03 of this Current Report on Form 8-K below, to fund the acquisition of Central Florida Senior Housing Portfolio. In connection with the acquisition of Central Florida Senior Housing Portfolio, we paid to Griffin-American Healthcare REIT IV Advisor, LLC, our advisor, a base acquisition fee of approximately $2,441,000, or 2.25% of the portion of the aggregate contract purchase price of Central Florida Senior Housing Portfolio paid by us. Additionally, as described more fully in the prospectus for our initial public offering, we have accrued for a contingent advisor payment of approximately $2,441,000, or 2.25% of the portion of the aggregate contract purchase price of the property paid by us, which shall be paid to our advisor, subject to the satisfaction of certain conditions.

Central Florida Senior Housing Portfolio is comprised of nine properties, or ten senior housing facilities, located in Bradenton, Brooksville, Lake Placid, Lakeland, Pinellas Park, Sanford, Spring Hill and Winter Haven, Florida, that consist of 1,140 units, or approximately 814,000 square feet of gross leasable area, and offer assisted living, independent living and memory care services. Central Florida Senior Housing Portfolio is currently 84% occupied. We operate Central Florida Senior Housing Portfolio utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a “RIDEA” structure.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in our Current Report on Form 8-K filed on August 26, 2016, we, through Griffin-American Healthcare REIT IV Holdings, LP, our operating partnership, as borrower, and certain of our subsidiaries, and us, collectively as guarantors, entered into a credit agreement, or the Credit Agreement, with Bank of America, N.A., or Bank of America, as administrative agent, swing line lender and letters of credit issuer; KeyBank, National Association, or KeyBank, as syndication agent and letters of credit issuer; Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint bookrunner; KeyBanc Capital Markets, as joint lead arranger and joint bookrunner; and the lenders named therein, to obtain a revolving line of credit with an aggregate maximum principal amount of $100,000,000, or the Revolving Line of Credit. Pursuant to the terms of the Credit Agreement, the maximum principal amount of the Revolving Line of Credit may be increased by up to $100,000,000, for a total principal amount of $200,000,000, subject to: (i) the terms of the Credit Agreement; and (ii) at least five business days’ prior written notice to Bank of America.

On October 31, 2017, we entered into a First Amendment to Credit Agreement, or the Amendment, with Bank of America, as administrative agent, and the subsidiary guarantors and lenders named therein. The material terms of the Amendment provide for: (i) a $50,000,000 increase in the maximum principal amount of the Revolving Credit Facility, as defined in the Credit Agreement; (ii) a revision to the definition of Revolving Commitment, as defined in the Credit Agreement, to reflect the increase in the Revolving Credit Facility and specify that the aggregate principal amount of the Revolving Commitments of all the Lenders, as defined in the Credit Agreement, after giving effect to the Amendment is $150,000,000; (iii) a term loan with an aggregate maximum principal amount of $50,000,000, or the Term Loan Credit Facility, that matures on August 25, 2019, and may be extended for one 12-month period during the term of the Credit Agreement subject to satisfaction of certain conditions, including payment of an extension fee; (iv) our right, upon at least five business days’ prior written notice to Bank of America, to increase the Aggregate Revolving Commitments, as defined in the Credit Agreement, or add one or more tranches of terms loans, provided that the aggregate principal amount of all such increases and additions shall not exceed $300,000,000; (v) a revision to the definition of Threshold Amount, as defined in the Credit Agreement, to reflect an increase in such amount for any Recourse Indebtedness, as defined in the Credit Agreement, to $20,000,000, and an increase in such amount for any Non-Recourse Indebtedness, as defined in the Credit Agreement, to $50,000,000; (vi) the revision of certain Unencumbered Property Pool Criteria, as defined and set forth in the Credit Agreement; and (vii) an increase in the maximum Consolidated Secured Leverage Ratio, as defined in the Credit Agreement, to be equal to or less than 40%. The Revolving Credit Facility and Term Loan Credit Facility are collectively referred to as the Credit Facilities.

The aggregate borrowing capacity under the Credit Facilities was $200,000,000 as of October 31, 2017. There were $126,800,000 in borrowings outstanding and $73,200,000 remained available under the Credit Facilities as of October 31, 2017.

The material terms of the Amendment are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Except as modified by the Amendment, the material terms of the Credit Agreement remain in full force and effect.

Item 8.01 Other Events.

On November 6, 2017, American Healthcare Investors, LLC, one of our co-sponsors and the managing member of our advisor, issued a press release announcing our acquisition of Central Florida Senior Housing Portfolio and the increase in borrowing capacity under our Credit Facilities. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

Exhibit No.	Description

10.1
First Amendment to Credit Agreement by and among Griffin-American Healthcare REIT IV Holdings, LP, certain subsidiary guarantors, certain lender parties and Bank of America, N.A., dated October 31, 2017

99.1	American Healthcare Investors, LLC Press Release, dated November 6, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.

November 6, 2017	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer